UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 24, 2011

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33389	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1172 CASTRO STREET

MOUNTAIN VIEW, CA 94040

(Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On August 24, 2011, VIVUS, Inc., or the Company, issued a press release announcing that the Company closed on the sale of a total of 6,889,098 shares of its common stock, at a price of $6.65 per share, pursuant to a previously-reported securities purchase agreement entered into on August 23, 2011 with certain investors in connection with a registered direct offering of the Company’s common stock, or the Offering.  Gross proceeds to the Company from the sale of the common stock in the Offering totaled approximately $45.8 million before deduction of an estimated $562,000 in fees and expenses related to the Offering.  All of the shares of common stock were offered pursuant to an effective shelf registration statement on Form S-3ASR (Registration No. 333-161948), including the prospectus dated September 16, 2009 contained therein.

The information in this Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into any of the Registrant’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release dated August 24, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, INC.

/s/ Lee B. Perry
Lee B. Perry
Vice President and Chief Accounting Officer

Date:  August 24, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated August 24, 2011.